UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):   June 19, 2008
NetApp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

495 East Java Drive, Sunnyvale, California	94089

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 822-6000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02(e) Compensatory Arrangements of Certain Officers.
     On June 19, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of NetApp, Inc. (the “Company”) approved compensation packages for fiscal year 2009 for the Company’s senior executive officers, including the named executive officers. Effective August 4, 2008, the annual base salaries for fiscal year 2009 for the following named executive officers (including our principal executive officer and our principal financial officer) will be:

	Base Salary FY2008	Base Salary FY2009	Target Incentive Compensation
Daniel J. Warmenhoven	$800,000	$900,000	130%
Chairman and Chief Executive Officer
Thomas Georgens	$600,000	$600,000	120%
President and Chief Operating Officer
Steven J. Gomo	$425,000	$500,000	110%
Executive Vice President and Chief Financial Officer
Thomas F. Mendoza	$600,000	$600,000	120%
Vice Chairman
Robert E. Salmon,	$500,000	$530,000	110%
Executive Vice President, Field Operations
     The approval of annual base salaries for the executives was based on an annual review of the compensation of senior management positions. Based on the results of the review, the Committee concluded that base salaries for certain executives, including certain of the named executive officers, was below market (based on a review of peer companies) and below the Company’s own compensation target range, and therefore approved increases in base salaries accordingly.
     Target incentive compensation percentages (which are expressed as a percentage of annual base salary) remained unchanged for each of the named executive officers for fiscal year 2009.
     As part of its annual review and approval of total executive compensation, the Committee also approved Change of Control Severance Agreements (each, an “Agreement”) for certain of the Company’s senior executives, including each of the named executive officers. The material terms of the Agreements are as follows:
Severance Benefits. If the Company terminates an executive’s employment without Cause (as such term is defined in the Agreement) or if the executive resigns for Good Reason (as such term is defined in the Agreement), and such termination occurs on or within twelve (12) months after a Change of Control (as such term is defined in the Agreement), then subject to the executive signing and not revoking a separation agreement and release of claims in favor of the Company, the executive will receive the following from the Company:
•	All expense reimbursements, wages, and other benefits due to the executive under any Company plan or policy (provided, however, that if the executive is eligible to receive any payments or benefits under the Agreement, the executive will not be eligible to receive any benefits under any Company severance plan, policy or other arrangement).

•	A lump sum severance payment equal to the sum of (A) 200% (250% in the case of Mr. Warmenhoven as Chief Executive Officer) of an executive’s annual base salary as in effect immediately prior to the executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control, and (B) 100% of an executive’s target annual bonus in effect immediately prior to the executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control.

•	Accelerated vesting of the executive’s outstanding equity awards as follows:
o	For Messrs. Warmenhoven, Gomo, and Mendoza: Outstanding equity awards granted on or before June 19, 2008 will vest in full as to 100% of the unvested portion of the award, consistent with existing agreements with these executives. All outstanding equity awards granted after June 19, 2008 that are subject to time-based vesting will vest as to that portion of the award that would have vested through the twenty-four (24) month period following the executive’s termination date had the executive remained employed through such period. Additionally, the executive will be entitled to accelerated vesting as to an additional 50% of the then unvested portion of all of his outstanding equity awards granted after June 19, 2008 that are scheduled to vest pursuant to performance-based criteria, if any;

o	For Messrs. Georgens and Salmon: Outstanding equity awards that are subject to time-based vesting will vest as to that portion of the award that would have vested through the twenty-four (24) month period following the executive’s termination date had the executive remained employed through such period. Additionally, the executive will be entitled to accelerated vesting as to an additional 50% of the then unvested portion of all of his outstanding equity awards that are scheduled to vest pursuant to performance-based criteria, if any;

o	Each executive will have one (1) year following the date of his termination in which to exercise any outstanding stock options or other similar rights to acquire Company stock (but such post-termination exercise period will not extend beyond the original maximum term of the award).
•	If the executive elects continuation coverage pursuant to COBRA for himself and his eligible dependents, the Company will reimburse the executive for the COBRA premiums for such coverage until the earlier of (A) eighteen (18) months (twenty-four (24) months in the case of Mr. Warmenhoven as Chief Executive Officer), or (B) the date upon which the executive and/or the executive’s eligible dependents are covered under similar plans.
Excise Tax. In the event that the severance payments and other benefits payable to an executive constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the executive’s severance benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the executive on an after-tax basis of the greatest amount of benefits.
Term. Each Agreement has an initial term of three (3) years, and will renew automatically for an additional one (1) year term unless either party to the Agreement provides the other with a notice of non-renewal at least sixty (60) days prior to the date of automatic renewal. If a Change of Control occurs at any time during the term of the Agreement, the term of the Agreement will automatically be extended for twelve (12) months following the effective date of the Change of Control. If an executive becomes entitled to severance benefits pursuant to his Agreement, the Agreement will not terminate until all obligations of the Company under the Agreement have been satisfied.

     The foregoing description of the material terms of the Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreements, the forms of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for period ending July 25, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetApp, Inc.

June 25, 2008	By:	/s/ Andrew Kryder Name: Andrew Kryder
Title: Secretary, General Counsel, and Senior Vice
President, Legal and Tax